                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                           STAR BUFFET, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               STAR BUFFET, INC.
                               420 LAWNDALE DRIVE
                           SALT LAKE CITY, UTAH 84115

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 2001

To the Stockholders of Star Buffet, Inc.:

    The Annual Meeting of Stockholders of Star Buffet, Inc. (the "Company") will be held at the HomeTown Buffet, 1312 N. Scottsdale Drive, Scottsdale, Arizona, on Monday, June 25, 2001, at 9:00 a.m. for the following purposes:

    1. To elect the following five (5) nominees to serve as directors of the Company until the next annual meeting of stockholders or until their successors are elected and have qualified:

Robert E. Wheaton                      Phillip "Buddy" Johnson
Jack M. Lloyd                          Craig B. Wheaton
Thomas G. Schadt

    2. To approve KPMG LLP as independent auditors for the Company for the current fiscal year.

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on May 17, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,
                                          Robert E. Wheaton
                                          Chairman of the Board

Salt Lake City, Utah
May 25, 2001

--------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON ON EACH MATTER.

--------------------------------------------------------------------------------

                               STAR BUFFET, INC.
                               420 LAWNDALE DRIVE
                            SALT LAKE CITY, UT 84115

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 2001

                            ------------------------

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Star Buffet, Inc., a Delaware corporation ("Star" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the HomeTown Buffet, 1312 N. Scottsdale Drive, Scottsdale, Arizona, on Monday, June 25, 2001, at 9:00 a.m. (the "Meeting").

    This Proxy Statement and accompanying proxy card (the "Proxy Card") are first being mailed on or about May 25, 2001 to stockholders of record as of the close of business on May 17, 2001 which is the record date for determination of stockholders entitled to receive notice of and vote at the meeting.

                            SOLICITATION OF PROXIES

    At the Meeting, the stockholders of Star will be asked (1) to vote upon the election of five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified, (2) to approve KPMG LLP as independent auditors for the Company for the current fiscal year and (3) to act upon such other matters as may properly come before the Meeting or any postponements or adjournments thereof. Star's Board of Directors is asking for your proxy for use at the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted. Any proxy that is not revoked will be voted at the Meeting in accordance with the stockholder's instructions indicated on the enclosed Proxy Card. If no instructions are marked on a properly executed returned Proxy Card, the shares represented thereby will be voted "FOR" the election of the director nominees named in this Proxy Statement and "FOR" the approval of KPMG LLP as independent auditors for the Company for the current fiscal year. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the Proxy Card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting.

    The cost of solicitation of proxies will be paid by Star. In addition, following the mailing of the Proxy Statement, directors, officers and regular employees of Star may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Star Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by Star for their charges and expenses in connection therewith.

                             RECORD DATE AND VOTING

    Holders of Star Common Stock of record at the close of business on May 17, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 2,950,000 shares of Star Common Stock outstanding and entitled to vote at the Meeting. No shares of the Company's preferred stock, $.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Currently, there are five (5) members of the Board of Directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the persons named in the accompanying Proxy Card will vote the proxies received by them for the five (5) nominees named below. All of the nominees presently are directors of the Company.

    If any nominee becomes unavailable for any reason before the election, the persons named in the accompanying Proxy Card will have discretionary authority to vote for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

DIRECTORS

    The names and certain information concerning the five (5) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

    The director nominees of Star are as follows:

NAME                                  AGE      PRINCIPAL OCCUPATION
----                                --------   --------------------
Robert E. Wheaton.................     49      Chief Executive Officer, President
                                               and Chairman

Phillip "Buddy" Johnson...........     49      Director

Jack M. Lloyd.....................     50      Director

Thomas G. Schadt..................     59      Director

Craig B. Wheaton..................     43      Director

    ROBERT E. WHEATON has served as the Chief Executive Officer and President and as a director of the Company since its formation in July 1997. Mr. Wheaton has been Chairman of the Board since September 1998. Mr. Wheaton served as Executive Vice President of CKE from January 1996 through January 1999. From April 1995 to January 1996, he served as Vice President and Chief Financial Officer of Denny's Inc., a subsidiary of Flagstar Corporation. From 1991 to 1995, Mr. Wheaton served as President and Chief Executive Officer, and from 1989 to 1991 as Vice President and Chief Financial Officer of The Bekins Company.

    PHILLIP "BUDDY" JOHNSON has served as a Director of the Company since February 1999 and as President of the BuddyFreddys Division since it was acquired in April 1998 until March 2001. Mr. Johnson is the Director of the Division of Real Estate in the Florida Department of Business and Professional Regulations. From 1980 until 1998, he was the founding Chairman and CEO of BuddyFreddys Enterprises. From 1991 to 1996, Mr. Johnson served as Republican floor leader in the Florida House of Representatives. Mr. Johnson also served on the executive committee of The Foundation for Florida's Future, a non-profit corporation established in 1995 by now governor, Jeb Bush.

    JACK M. LLOYD has served as a director of the Company since the completion of the Company's initial public offering in September 1997. Mr. Lloyd served as Chairman of the Board of DenAmerica Corp. from July 1996, until September 2000, and as President, Chief Executive Officer and a director of DenAmerica Corp. from March 1996, until September 2000. Mr. Lloyd served as Chairman of the Board and Chief Executive Officer of Denwest Restaurant Corp. ("DRC") from 1987 until the March 1996 merger of DRC and DenAmerica and as President of DRC from 1987 until November 1994. Mr. Lloyd engaged in commercial and residential real estate development and property management as President of First Federated Investment Corporation during the early and mid-1980's. Mr. Lloyd also currently serves as a director of Action Performance Companies, Inc. DenAmerica Corp. changed its name to Phoenix Restaurant Group in June 1999.

    THOMAS G. SCHADT has served as a director of the Company since the completion of the Company's initial public offering in September 1997.
Mr. Schadt has been the Chief Executive Officer of a privately-held beverage distribution company, Bear Creek, L.L.C., since 1995. From 1976 to 1994, he held several positions with PepsiCo, Inc., most recently, Vice President of Food Service.

    CRAIG B. WHEATON has served as a director of the Company since
February 1999. Mr. Wheaton is a partner in the law firm Kilpatrick Stockton LLP. His main areas of practice include employee benefits, executive compensation and general corporate law. Mr. Wheaton received his B.A. degree, with honors, from the University of Virginia and his J.D. degree from Wake Forest University.
Mr. Wheaton was a member of the Tax Council of the North Carolina Bar Association Section on Taxation ("93-'98) and chair of its Employee Benefits Committee ("95-'97). He is a member and former president of the Triangle Benefits Forum. He is a member of the Southern Employee Benefits Conference, the Employee Benefits Committee of the American Bar Association's Section of Taxation, the National Pension Assistance Project's National Lawyers Network, and the National Association of Stock Plan Professionals. Mr. Wheaton is the brother of Robert E. Wheaton, the Company's Chairman, President and Chief Executive Officer.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or other committee performing similar functions. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors. The Audit Committee, whose current members are Messrs. Schadt, Lloyd and Craig Wheaton, monitors Star's basic accounting policies and their related system of internal control, reviews Star's audit and management reports and makes recommendations regarding the appointment of independent auditors. The Compensation Committee, whose current members are Messrs. Schadt and Lloyd, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees.

    During fiscal 2001, the Board of Directors held three meetings, the Audit Committee held two meetings and the Compensation Committee held one meeting. During fiscal 2001, no director attended fewer than 75% of the aggregate meetings of the Board of Directors and the committee or committees on which he served.

    The report of he Compensation Committee with respect to the executive compensation policies established by the Compensation Committee for fiscal year ended January 29, 2001 is included in this proxy statement under the heading "Executive Compensation."

    The Board maintains an Audit Committee comprised of three of Star's outside directors. Under the current listing standards of the National Association of Security Dealers, the Audit Committee must have a minimum of three members and be comprised of "independent" directors. Under limited circumstances, the rules allow one non-independent director to serve on the audit committee, provided that the Board determines it to be in the best interests of Star. Two members of the Audit Committee qualify as "independent directors" under the current listing standards of the National Association of Securities Dealers. The current third member, Craig Wheaton, is not considered "independent" for purposes of serving as a member of Star's Audit Committee since he is the brother of Robert Wheaton, Star's Chairman and Chief Executive Officer. The Board plans to appoint Phillip "Buddy" Johnson to serve on the Audit Committee in place of Mr. Wheaton. Although Mr. Johnson is not considered "independent" because he was formerly employed by Star within the last 3 years, the Board believes that it is in the best interests of Star and its stockholders to appoint Mr. Johnson to serve on the Audit Committee.

    The report of the Audit Committee is attached to this proxy statement as Appendix A. The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix B.

COMPENSATION OF DIRECTORS

    For their services as directors in fiscal 2001, each non-employee director received $2,000 per meeting of the Board of Directors and $500 per committee meeting. In addition, all directors are entitled to participate in Star's 1997 Stock Incentive Plan.

                                   PROPOSAL 2
                             SELECTION OF AUDITORS

    The Board of Directors has appointed KPMG LLP as independent auditors of the Company for the fiscal year ending January 28, 2002, it being intended that such appointment would be presented for ratification by the shareholders. KPMG LLP has audited the financial statements of the Company for the fiscal year ended January 29, 2001. KPMG will have representation at the meeting and be available to respond to appropriate questions. The representatives of KPMG LLP also will have an opportunity to make a formal statement, if they so desire.

    FEES BILLED TO THE COMPANY BY KPMG LLP DURING FISCAL 2001

    Audit Fees:

    Audit fees billed to the Company by KPMG LLP for the Company's 2001 fiscal year audit of the Company's annual financial statements and reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $81,200.

    Financial Information Systems Design and Implementation Fees:

    The Company did not engage KPMG LLP to provide professional services to the Company regarding financial information systems design and implementation during the fiscal year ended January 29, 2001.

    All Other Fees:

    Fees billed to the Company by KPMG LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company were $58,210.

    Stockholder ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

REQUIRED VOTE

    The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Meeting is required to approve Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

                                 OTHER MATTERS

    Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed Proxy Card will vote thereon in accordance with their best judgment.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

    The following table sets forth certain information regarding beneficial ownership of Star's Common Stock as of the Record Date, by (i) each person who is known by Star to beneficially own more than five percent of the outstanding Star Common Stock, (ii) each director of Star, (iii) each Named Executive Officer of Star identified in the Summary Compensation Table and (iv) all current directors and executive officers of Star as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                              AMOUNT AND NATURE      PERCENT
                                                                OF BENEFICIAL           OF
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP        CLASS (%)(1)
------------------------------------                         -------------------   ------------
Robert E. Wheaton..........................................       1,402,537(2)        43.2%

Jack M. Lloyd..............................................          30,000(3)         1.0%

Thomas G. Schadt...........................................          32,200(3)         1.1%

Phillip "Buddy" Johnson....................................          22,700(4)        *

Craig B. Wheaton...........................................          35,500(4)         1.2%

J.P. Morgan Chase & Co. ...................................         470,135(5)        15.9%
  270 Park Avenue
  New York, NY 10017

Asset Value Fund Limited Partnership.......................         280,000(6)         9.5%
  376 Main Street
  P.O. Box 74
  Bedminster, NJ 07921

Stephen Watson.............................................         239,000(7)         8.1%
  237 Park Avenue, Suite 801
  New York, NY 10017

All executive officers and directors as a group (5                1,522,937(8)        45.4%
  persons).................................................

------------------------

*   Less than one percent.

(1) Calculated based on 2,950,000 shares of Star Common Stock outstanding May 17, 2001.

(2) Includes 299,237 shares subject to presently exercisable options or options that become exercisable within 60 days of May 17, 2001.

(3) Includes 30,000 shares subject to presently exercisable options or options that become exercisable within 60 days of May 17, 2001.

(4) Includes 22,500 shares subject to presently exercisable options or options that become exercisable within 60 days of May 17, 2001.

(5) J.P. Morgan Chase & Co. has shared power to vote 470,135 of such shares and has shared power to dispose of all such shares. J.P. Morgan Chase & Co. claims beneficial ownership with respect to all such shares. The information relating to the beneficial ownership of J.P. Morgan Chase & Co. has been derived from the Schedule 13G dated February 9, 2001 filed by J.P. Morgan Chase & Co. with the Securities and Exchange Commission. The number of shares beneficially owned by J.P. Morgan Chase & Co. is stated as of December 31, 2000.

(6) Asset Value Fund Limited Partnership ("Asset Value") has sole power to vote 280,000 of such shares and has sole power to dispose of all such shares. Asset Value claims beneficial ownership with respect to all such shares. Asset Value is a limited partnership engaged in investing in securities. The sole general partner of Asset Value is Asset Value Management, Inc. ("Asset Value Management"). Asset Value Management is a wholly-owned subsidiary of Kent Financial Services, Inc. ("Kent"), a public company, the principal business of which is the operation of T. R. Winston & Company, Inc. ("TRW"), its wholly-owned subsidiary. TRW is a broker-dealer registered with the National Association of Securities Dealers, Inc. Asset Value, Asset Value Management, Kent and TRW maintain offices at 376 Main Street, Bedminster, NJ 07921. The information relating to the beneficial ownership of Asset Value Fund Limited Partnership has been derived from the Schedule 13D dated April 5, 2001 filed by Asset Value Fund Limited Partnership with the Securities and Exchange Commission. The number of shares beneficially owned by Asset Value Fund Limited Partnership is stated as of March 29, 2001.

(7) Stephen Watson has sole power to vote 239,0000 of such shares and has sole power to dispose of all such shares. Stephen Watson claims beneficial ownership with respect to all such shares. The information relating to the beneficial ownership of Stephen Watson has been derived from the
    Schedule 13G dated February 14, 2001 filed by Stephen Watson with the Securities and Exchange Commission. The number of shares beneficially owned by Stephen Watson is stated as of December 31, 2000.

(8) Includes 359,237 shares subject to presently exercisable options or options that become exercisable within 60 days of May 17, 2001.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDED JANUARY 29, 2001.

    The Compensation Committee (the "Committee"), comprised of two non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of Star (each, an "Executive Officer"). As discussed below, the Company began its independent corporate existence on July 28, 1997 through the reorganization of direct or indirect wholly-owned subsidiaries of CKE. The Committee was not formed until after the first meeting of the Board following the formation of the Company. Since there was no Committee at the time of the first Board meeting, it was necessary for the non-employee directors of the Board to decide all compensation issues at that meeting. In addition, certain compensation arrangements were established by the Compensation Committee of the Board of Directors of CKE while the Company was a wholly-owned subsidiary of CKE.

    The following is a summary of the policies which the Board of Directors analyzed in determining the compensation for the Executive Officers of the Company. The Committee intends to follow the same general policies in determining the compensation for the Executive Officers of the Company in fiscal 2002, but may, in its discretion, alter such policies to take into consideration the applicable circumstances at the time.

    COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified executives. With respect to equity-based compensation, the Committee believes that an integral part of Star's compensation program is the ownership and retention of Star's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in Star, the value of which is dependent on Star's long-term success, a commonality of interests between Star's Executive Officers and its stockholders is fostered.

    RELATIONSHIP OF PERFORMANCE TO COMPENSATION. Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors that were considered in establishing the components of each Executive Officer's compensation package for the fiscal year ended January 29, 2001 are summarized below. The Committee, in its discretion, may apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

    BASE SALARY. The base salary for each Executive Officer is set on the basis of personal performance, the salary levels in effect for comparable positions with Star's principal competitors (including, but not limited to, Star's self-determined peer group set forth in the "Stock Performance Graph"), and Star's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual Executive Officer. Factors relating to Star's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

    CASH BONUS. Annual bonuses are earned by each Executive Officer on the basis of Star's achievement of pre-tax income targets established at the start of the fiscal year and on the basis of the particular Executive Officer's duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. Following the completion of the fiscal year, the Committee assesses Star and individual performance against the established targets and provides for annual bonuses based on the targeted performance of levels actually achieved.

    STOCK OPTIONS. Stock option grants motivate Executive Officers to manage the business to improve long-term Star performance, and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of Star's outstanding shares appreciates, thereby aligning a substantial part of the Executive Officer's compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer's continued employment with Star. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by Star and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with Star, internal comparability with option grants made to other Star executives and the individual's potential for future responsibility and promotion over the option term. The Committee has established an award program which takes into account the level of responsibility in the organization, and total compensation compared to comparable companies, in making option grants to the Executive Officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with Star and the Executive Officer's existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each Executive Officer as circumstances warrant.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Robert E. Wheaton became Star's Chief Executive Officer upon the Company's formation in July 1997. Prior to the Company's initial public offering in September 1997, Mr. Wheaton's annual base compensation was established at $250,000 for the fiscal year ended January 29, 2001, based on the philosophy described above.

    CORPORATE DEDUCTION FOR COMPENSATION. Section 162(m) of the Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. Star's 1997 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an option, with an exercise price equal to the fair market value of the underlying shares on the grant date, will qualify as performance-based compensation that will not be limited by Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

                                          Thomas G. Schadt
                                          Jack M Lloyd

    THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT STAR SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCKHOLDER PERFORMANCE GRAPH
                COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN*
         AMONG STAR BUFFET, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                THE DOW JONES RESTAURANTS INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            9/25/97  JAN-98  JAN-99  JAN-00  1-JAN
STAR BUFFET, INC.               100  102.08   48.96   30.21   21.09
NASDAQ STOCK MARKET (U.S.)      100    96.9  151.65  236.99  165.85
DOW JONES RESTAURANTS           100   97.66   139.3  123.23  115.15
PEER GROUP                      100   76.42   62.99   60.08   29.89

* $100 INVESTED ON 9/25/97 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JANUARY 31.

                                                        9/97       1/98       1/99       1/00       1/01
                                                      --------   --------   --------   --------   --------
STAR BUFFET INC.....................................   100.00     102.08      48.96      30.21      21.09
PEER GROUP..........................................   100.00      76.42      62.99      60.08      29.89
NASDAQ STOCK MARKET (U.S.)..........................   100.00      96.90     151.65     236.99     165.85
DOW JONES RESTAURANTS...............................   100.00      97.66     139.30     123.23     115.15

    The Peer Group includes the following stocks: Garden Fresh Restaurants
(LTUS), Roadhouse Grill (GRLL), Sizzler International (SZ), Pierre Foods Inc.
(FOOD), Shell's Seafood (SHLL.OB) and Fresh Choice (SALD). All are listed on NASDAQ except for Sizzler International, which is on the New York Stock Exchange. The Peer Group stocks are all small capitalization stocks in the family dining segment which is more relative of the business in which Star Buffet operates.

------------------------

    THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT STAR SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The Company was incorporated on July 28, 1997, through the reorganization of direct or indirect wholly-owned subsidiaries of CKE. Prior to the Company's incorporation, the Company's Executive Officers have been employed by CKE or its subsidiaries, and all or substantially all of their compensation paid prior to July 28, 1997 was paid by CKE or its subsidiaries primarily for services rendered to CKE or its subsidiaries. In connection with the organization of the Company, the Company and CKE established an allocated annual base salary of $187,000 for Robert E. Wheaton, Chairman of the Board, Chief Executive Officer and President of the Company. The following table sets forth the compensation awarded to, earned by or paid to the Company's executive officer for each of the three fiscal years ended January 29, 2001, January 31, 2000 and January 25, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                             ANNUAL COMPENSATION            -------------------------
                                     ------------------------------------   RESTRICTED    SECURITIES
                                                            OTHER ANNUAL       STOCK      UNDERLYING
                           FISCAL     SALARY     BONUS      COMPENSATION      AWARDS        OPTIONS
NAME AND TITLE              YEAR       ($)        ($)          ($)(4)           ($)         (#)(5)
--------------            --------   --------   --------   --------------   -----------   -----------
Robert E. Wheaton.......
  Chairman of the Board,   2001(1)   $250,000   $25,000       $22,641                           --
  President and Chief      2000(2)    254,824        --        12,000                       90,000
  Executive Officer        1999(3)    221,155        --         4,658                           --

------------------------

(1) Mr. Wheaton's annual salary was $250,000 and his bonus was $25,000.

(2) Mr. Wheaton's annual salary was $250,000. The fifty-third week in fiscal 2000 adds the additional $4,824.

(3) Mr. Wheaton's annual salary was $250,000 in fiscal 1999. In August 1998, Mr. Wheaton's employment agreement with CKE was modified to provide that Star pays 100% of his base salary.

(4) "Other Annual Compensation" represents auto and medical related payments to Mr. Wheaton.

(5) Represents options to purchase shares of Star's common stock for fiscal
    2000.

OPTION EXERCISES AND HOLDINGS

    No options were exercised by any of the Named Executive Officers during the fiscal year ended January 29, 2001. The following table sets forth the fiscal year end options values for all options held by the Company's Named Executive Officer.

                         FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SECURITIES
                                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                              OPTIONS                  IN-THE-MONEY OPTIONS
                                      AT FISCAL YEAR END (#)          AT FISCAL YEAR END ($)
                                   -----------------------------   -----------------------------
NAME                               EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                               ------------   --------------   ------------   --------------
Robert E. Wheaton................    299,237          30,000               --              --

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended January 29, 2001, no executive officer of the Company served as a member of the compensation committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires Star's executive officers and directors, and persons who own more than 10% of a registered class of star's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Star with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Star believes that, during fiscal 2001, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied.

                              CERTAIN TRANSACTIONS

    In connection with the Company's employment contract with Mr. Robert E. Wheaton, the Company's President and Chief Executive Officer, the Company has agreed to provide Mr. Wheaton loans solely for the purchase of the Company's common stock. The loans are secured and bear interest at the prevailing rate set forth in the Company's credit facility with FleetBoston. The average rate for fiscal 2001 was approximately 8.7%. The loans totaled $918,000 as of January 29, 2001.

    Robert E. Wheaton, our Chairman, Chief Executive Officer and President, currently beneficially owns approximately 43.2% of our total equity securities, assuming exercise of vested employee stock options, and possesses approximately 43.2% of the total voting power. Thus Mr. Wheaton has the ability to control or significantly influence all matters requiring the approval of our stockholders, including the election of our directors.

                STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

    Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders (as defined below) which are intended to be presented at Star's Annual Meeting of Stockholders in 2002 must be received by Star by January 28, 2002 in order to be considered for inclusion in Star's proxy materials related to that meeting. On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs Star's use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in Star's proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then Star will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

    We were not notified of any stockholder proposals to be addressed at our 2001 Annual Meeting of Stockholders. Because we were not provided notice of any stockholder proposal to be included in our proxy statement within a reasonable time before mailing, we will be allowed to use our voting authority if any stockholder proposals are raised at the meeting.

    If we do not receive any stockholder proposals for our 2002 Annual Meeting before April 10, 2002, we will be able to use our voting authority as outlined above. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 2001 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

    Stockholders are urged to sign and return their proxies without delay.

                                          For the Board of Directors
                                          ROBERT E. WHEATON,
                                          Chairman of the Board

May 25, 2001

    The Annual Report to Stockholders of the Company for the fiscal year ended January 29, 2001 is the Company's Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on April 30, 2001 and which is being mailed concurrently with this Proxy Statement to all stockholders of record as of May 17, 2001. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                                                      APPENDIX A

                             AUDIT COMMITTEE REPORT

    In accordance with the Audit Committee Charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Star Buffet. The Audit Committee has:

        (1) reviewed and discussed Star Buffet's audited financial statements with management;

        (2) discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Star Buffet's financial statements, with KPMG, LLP, Star Buffet's independent accountants; and

        (3) reviewed the written disclosures and the letter from KPMG, LLP, required by the Independence Standards Board Standard No. 1, which relates to the accountants' independence from Star Buffet and its related entities, and has discussed with KPMG, LLP their independence from Star Buffet.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Star Buffet's Annual Report on Form 10-K for the fiscal year ended January 29, 2001.

                                          SUBMITTED BY THE AUDIT COMMITTEE
                                          Thomas G. Schadt
                                          Jack M. Lloyd
                                          Craig B. Wheaton

    The material in this report is not "soliciting material" and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Star Buffet under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                                                      APPENDIX B

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

- Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

- Monitor the independence and performance of the Company's independent auditors and internal auditing department.

- Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

- Report to the Board of Directors.

- Encourage adherence to, and continuous improvement of, the Company's policies, procedures and practices at all levels.

- Review areas of potential significant financial risk to the Company.

- Monitor compliance with legal and regulatory requirements.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the National Association of Securities Dealers (NASD) Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee or at least its Chair should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.(1)

------------------------

(1) Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

- The auditor's responsibility under Generally Accepted Auditing Standards
  (GAAS)

- Significant accounting policies

- Management judgments and accounting estimates

- Significant audit adjustments

- Other information in documents containing audited financial statements

- Disagreements with management--including accounting principles, scope of audit, disclosures

- Consultation with other accountants by management

- Major issues discussed with management prior to retention

- Difficulties encountered in performing the audit

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Discuss with management, and the independent auditors, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

12. Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

13. Inquire as to the independent auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

14. Report at least semi-annually, or as deemed necessary, to the full Board. In addition, summarized minutes from Committee meetings shall be distributed to each board member at least one week prior to the subsequent Board of Directors meeting.

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

16. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

18. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

19. Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

20. Periodically perform self-assessment of audit committee performance.

21. Review financial and accounting personnel succession planning within the company.

22. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

PROXY

                                STAR BUFFET, INC.
                               420 LAWNDALE DRIVE
                            SALT LAKE CITY, UT 84115

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STAR BUFFET, INC. The undersigned hereby appoints Robert E. Wheaton as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common Stock of Star Buffet, Inc. held of record by the undersigned on May 17, 2001, at the Annual Meeting of Stockholders to be held on June 25, 2001, and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.
--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                                       Please mark         [X]
                                                       your votes as
                                                       indicated in
                                                       this example.


                              FOR all of the nominees      WITHHOLD AUTHORITY to
                                 listed below (except      vote for all nominees
                                     as marked to the      listed below
                                      contrary below)

1.   ELECTION OF DIRECTORS:               [ ]                      [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

                                Robert E. Wheaton
                             Phillip "Buddy" Johnson
                                  Jack M. Lloyd
                                Thomas G. Schadt
                                Craig B. Wheaton

                                                     FOR     AGAINST     ABSTAIN

2.   To approve KPMG LLP as independent              / /       / /         / /
     auditors for the current fiscal year.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

                               DO YOU PLAN TO ATTEND THE MEETING? YES [ ] NO [ ]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE FOR THE NOMINEES LISTED ABOVE, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN
ITEM 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature
          ------------------------------------------------------
Signature if held jointly
                         ---------------------------------------
Dated:                                     , 2001
       ------------------------------------

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


                              FOLD AND DETACH HERE